EXHIBIT 10.18

                                    SUBLEASE

         THIS SUBLEASE (the "Sublease") is made as of the 29th day of September, 1998, between HEALTHDESK CORPORATION, a California corporation, having its principal place of business at 2560 Ninth Street, Suite 220, Berkeley, California 94710 ("Sublandlord") and PATIENT INFOSYSTEMS ACQUISITION CORP., a Delaware corporation, having its principal place of business at 46 Prince Street, Rochester, New York 14607 ("Subtenant").

                                    RECITALS:

         A. Sublandlord is tenant under an Office Lease (the "Prime Lease," a complete copy of which is annexed hereto as Schedule A) dated September 11, 1995 with Parker Associates, a California limited partnership (the "Prime Lessor"), relating to property identified as Suite 220 in Parker Plaza, 2560 Ninth Street, Berkeley, California, more particularly described in the Prime Lease, and referred to herein as the "Premises."

         B. Sublandlord desires to sublet to Subtenant, and Subtenant desires to sublet from Sublandlord, all of the Premises.

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree:

         1........Sublease.   Sublandlord   hereby  subleases  the  Premises  to
Subtenant, and Subtenant hereby subleases the Premises from Sublandlord, on the terms and conditions hereinafter set forth.

         2........Term  of  Sublease.  The Sublease  shall  commence on the date
hereof  (the  "Commencement  Date")  and  shall  be  a  month-to-month   tenancy
terminable upon 10 business days advance written notice by either party.

         3........Rent.  Subtenant  shall pay Sublandlord the Rent at the office of Sublandlord first above appearing, or at such other place as Sublandlord may designate in writing. Rent shall be payable in equal monthly installments in advance on the first day of each calendar month during the Term.

         4........Occupancy. Subject to the terms and provisions hereinafter set forth, Subtenant shall be permitted to enter into occupancy of the Premises on the Commencement Date.

         5........Prime Lease; Inapplicable Provisions. This Sublease is subject to and subordinate to the Prime Lease, and all defined terms used herein, unless otherwise indicated, shall have the meanings given to them in the Prime Lease. The term "Landlord" as used in the Prime Lease shall refer to Sublandlord hereunder, "Tenant" as used in the Prime Lease shall refer to Subtenant hereunder, "Commencement Date" shall refer to the Commencement Date of this Sublease and "Term" shall refer to the Term of this Sublease, except as otherwise expressly provided in this Sublease. The obligations of Sublandlord in the Prime Lease shall be the obligations of Subtenant hereunder, and Subtenant assumes and shall perform all of the terms of the Prime Lease to be performed by Sublandlord as tenant thereunder with respect to the Premises for the term of this Sublease, except to the extent the provisions of the Prime Lease are inconsistent with or are superseded or supplemented by specific terms and provisions of this Sublease. The following provisions of the Prime Lease shall not apply to this Sublease:

         .........(a)  The Term (paragraph 3(a));

         .........(b)  Security Deposit (paragraph 15);

         .........(c)  Rental Adjustment (paragraph 29);

         .........(d)  Taxes Payable by Tenant (paragraph 30); and

         .........(e)  Basic Operating Costs (Paragraph 38).

         6. Prime Lease Indemnity. Subtenant shall neither do nor permit anything to be done which would cause the Prime Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in the Prime Lessor under the Prime Lease, and Subtenant shall indemnify and hold Sublandlord harmless from and against all claims of any kind whatsoever by reason of any breach or default on the part of Subtenant by reason of which the Prime Lease may be terminated or forfeited.

         7. "As Is" Condition. Subtenant has inspected the Premises and accepts the same from Sublandlord in its present condition "as is." Subtenant acknowledges and agrees with Sublandlord that neither Sublandlord, nor any employee of Sublandlord, nor other party claiming to act on Sublandlord's behalf has made any representation, warranty, estimation, or promise of any kind or nature whatsoever relating to the physical condition of the Premises.

         8. Prime Lessor Consent. The Sublease shall be of no force and effect, and the parties shall have no rights or liabilities hereunder, until the terms hereof are approved in writing by Prime Lessor. Either party can terminate this Sublease if the contingency in the prior sentence has not been satisfied or waived by September 30, 1998.

         9........Miscellaneous.

         .........(a)  Each party warrants that it is authorized to enter into the Sublease, that the person signing on its behalf is duly authorized to execute the Sublease, and that no other signatures are necessary.

     .........(b) All prior  understandings  and agreements  between the parties with respect to the subject matter hereof are merged within this Sublease, which alone fully and completely sets forth the understanding of the parties. This Sublease shall not be modified, altered or amended in any way except by agreement in writing, signed by the parties hereto.

     .........(c) The terms, covenants and conditions contained in this Sublease shall be binding on and inure to the benefit of the parties hereto and their respective permitted successors and permitted assigns.

     .........(d)  If any provision of the Sublease is invalid or  unenforceable to any extent, then that provision and the remainder of this Sublease shall continue in effect and be enforceable to the fullest extent permitted by law.

     .........(e) The parties chose this Sublease document because it is fair to both parties. Therefore, the parties agree that it shall be construed as if both parties were equally responsible for drafting the Sublease and the rule of construction of construing against the drafter shall not apply.

     .........(f)  This  Sublease  shall be governed by the laws of the State of
California.
     .........(g)  This  Sublease  shall not be  binding  unless  signed by both parties and an originally signed counterpart is delivered to Subtenant.

     .........(h)  Subtenant  warrants and represents to  Sublandlord  that this
Sublease and the transaction contemplated hereby is legally binding on, and enforceable against Subtenant in accordance with its terms.

     .........(i)  Notices  shall  be sent  and  deemed  to have  been  given as provided in Paragraph 28 of the Prime Lease, to Sublandlord and Subtenant at their addresses in the first paragraph of this Sublease.

         INTENDING TO BE LEGALLY BOUND, this instrument has been executed as of the day and year first appearing.

         .........                                SUBLANDLORD:

         .........                                EALTHDESK CORPORATION



         .........                                By: /s/  Terry M. Brandt
                                                      --------------------
         .........                                Name:  Terry M. Brandt
         .........                                Title: Chief Technical Officer

         .........                                SUBTENANT:

         .........                                PATIENT INFOSYSTEMS
         .........                                ACQUISITION CORP.



         .........                                 By:  /s/  Donald A. Carlberg
                                                        ----------------------
         .........                                 Name:  Donald A. Carlberg
         .........                                 Title:    President